Exhibit 10.6

AWARD AGREEMENT

This AWARD AGREEMENT (this “Agreement”) is made and entered into as of April 16, 2026 (the “Grant Date”), by and between Arxis, Inc., a Delaware corporation (“Pubco” and, together with any of its current or future subsidiaries, whether direct or indirect, the “Company”), and Arcline Arxis Advisory I, L.P., a Delaware limited partnership (“Arcline”).

WHEREAS, the parties hereto have entered into that certain Amended and Restated Advisory and Consulting Services Agreement, made and entered into as of April 16, 2026 (the “Services Agreement”), pursuant to which Arcline will provide the Services (as defined in the Services Agreement), and has agreed to the restrictions on Transfer of the Restricted Securities (as each such term is defined in the Services Agreement) (the “Transfer Restrictions”) to the Company in exchange for the payment by the Company to Arcline of, among other things, the Convertible Consideration (as defined in the Services Agreement).

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Issuance of Award. Pursuant to Sections 6.1 and 6.2 of the Services Agreement, in consideration of the Services to be provided by Arcline and Arcline’s agreement to the Transfer Restrictions, the Company hereby issues to Arcline, as Convertible Consideration, effective as of the Grant Date, an award (the “Award”) of one share of Convertible Common Stock (as defined in the Amended and Restated Certificate of Incorporation of Pubco, dated as of April 16, 2026 (the “Certificate of Incorporation”)). Arcline acknowledges and agrees that the Award shall be subject to all the applicable terms and conditions set forth in the Services Agreement and the Certificate of Incorporation, which are incorporated by reference herein.

2. Forfeiture.

(a) Arcline acknowledges and agrees that the Award, to the extent not previously converted into shares of Class A common stock, par value $0.01 per share, of Pubco (“Class A Common Stock”), shall be forfeited (the “Forfeiture”) on the earlier of (i) the 11-year anniversary of the closing date of the initial public offering of Pubco (the “IPO”), if the price of the shares of the Class A Common Stock has been equivalent to less than 1.5 times the initial price per share of Class A Common Stock paid by the public in the IPO (determined based on the daily volume weighted average price of the shares of Class A Common Stock for 75.0% of the trading days in the 12-month period ending on the trading day immediately preceding such anniversary date), and (ii) the date on which the Award is forfeited pursuant to Section 2(b) below (the earlier of the dates in clauses (i) and (ii), the “Forfeiture Date”). The Forfeiture shall include all dividends or other moneys payable in respect of the shares of Convertible Common Stock underlying the forfeited Award and not paid before the applicable Forfeiture Date. Any shares of Convertible Common Stock underlying the Award forfeited pursuant to this Section 2 shall be cancelled. Upon any such Forfeiture, Arcline shall cease to be a stockholder of Pubco with respect to the shares of Convertible Common Stock underlying the forfeited Award, and, if certificated, shall surrender to Pubco for cancellation the certificate or certificates representing such shares.

(b) In addition, upon the cessation of the Services by Arcline for any reason prior to the fifth anniversary of the Grant Date, the Award, to the extent not previously converted into shares of Class A common stock, par value $0.01 per share, shall be immediately forfeited.

3. Section 83(b) Election. Arcline shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of Arcline’s jurisdiction of organization) with respect to the Award.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any otherwise governing principles of conflicts of law.

5. Waiver of Jury Trial. AS SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

6. Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted (without limitation) by facsimile or e-mail, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

7. Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

8. Entire Agreement; Amendments. This Agreement contains the entire agreement among the parties hereto with respect to the matters herein contained and supersedes and preempts any prior understandings or agreements by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The provisions of this Agreement may be amended only with the prior written consent of Pubco and Arcline. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

9. Invalidity. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

10. Captions. The captions contained in this Agreement are for convenience only and shall have no bearing on the meaning, construction or interpretation of the provisions of this Agreement.

[Signature pages follow]

The parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.

ARXIS, INC.

By:	/s/ Azad Badakhsh
Name: Azad Badakhsh
Title: Chief Financial Officer

[Signature Page to Award Agreement]

The parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.

ARCLINE ARXIS ADVISORY I, L.P.

By: Arcline Holdings, LLC Its: General Partner

By:	/s/ Rajeev Amara
Name:	Rajeev Amara
Title:	Managing Member

[Signature Page to Award Agreement]